EXHIBIT 99.1

Corvus Gold Securityholders Approve Acquisition By AngloGold Ashanti

VANCOUVER, British Columbia, Jan. 06, 2022 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) – (TSX: KOR, NASDAQ: KOR) is pleased to announce that, at the special meeting (the “Meeting”) of shareholders and optionholders of Corvus (collectively, the “Securityholders”) today, Securityholders voted overwhelmingly in favour of the resolution (the “Arrangement Resolution”) approving the previously announced plan of arrangement (the “Arrangement”) between Corvus, 1323606 B.C. Unlimited Liability Company (the “Purchaser”), and AngloGold Ashanti Holdings plc. Pursuant to the Arrangement, the Purchaser will, among other things, acquire the remaining 80.5% of the outstanding common shares of Corvus (the “Common Shares”), not already owned by AngloGold Ashanti Limited and its affiliates (collectively, the “AGA Group”).

81,896,879 Common Shares, representing approximately 64.48% of the issued and outstanding Common Shares as at the record date of November 22, 2021 (the “Record Date”), and 11,948,500 options of Corvus (the “Options”), representing approximately 99.53% of the issued and outstanding Options as at the Record Date, were voted at the Meeting either in person or represented by proxy. The Arrangement Resolution was approved by (i) approximately 99.45% of the Common Shares voted at the Meeting (including those held by the AGA Group); (ii) approximately 99.52% of the Common Shares and Options voted at the Meeting, voting together as a class (including those held by the AGA Group); and (iii) approximately 99.12% of the Common Shares voted at the Meeting, after excluding votes from certain shareholders, including the AGA Group, as required under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions. Details of the voting results from the Meeting will be filed under the Company's profile on SEDAR and under cover of a current report on Form 8-K under the Company’s profile on EDGAR.

Corvus will apply for a final order of the Supreme Court of British Columbia for approval of the Arrangement on January 11, 2022. Closing of the Arrangement remains subject to certain customary closing conditions, including obtaining the final order from the Supreme Court of British Columbia. Assuming the satisfaction of these closing conditions, the Arrangement is expected to close on or around January 18, 2022. Following completion of the Arrangement, the Company expects the Common Shares to be delisted from the Toronto Stock Exchange and Nasdaq Capital Markets. The Company will also be applying to the relevant securities regulatory authorities in Canada and the United States to cease to be a reporting issuer.

Shareholders who have questions or require assistance with submitting their Common Shares in exchange for the consideration pursuant to the Arrangement may direct their questions to Computershare Investor Services Inc., which is acting as the depositary under the Arrangement. Further information regarding the Arrangement is available in the proxy statement/management information circular (the “Circular”) of the Company dated November 25, 2021, which is available under Corvus’ profile on both SEDAR and EDGAR.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko Investor Relations Email: info@corvusgold.com Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Forward-Looking Statements

Certain statements and information contained herein are not based on historical facts and constitute “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of United States securities laws (collectively, “forward looking information”). Such forward-looking information includes the anticipated timing for Corvus applying to the Supreme Court of British Columbia for the final order, the anticipated timing for the closing and the anticipated timing for delisting from the TSX and the NASDAQ and ceasing to be a reporting issuer in Canada and the United States. Forward-looking information is provided to help readers understand Corvus’ views of its short and longer term prospects, and can typically be identified by words and phrases about the future such as “outlook”, “may”, “estimates”, “intends”, “believes”, “plans”, “anticipates” and “expects”. Forward-looking information is not a promise or guarantee of future performance; it represents Corvus’ current views and actual results may differ materially from those in forward-looking information. Readers are cautioned that forward-looking information may not be appropriate for other purposes. Corvus assumes no obligation to update or revise forward-looking information contained herein, unless required to do so by securities laws. The forward-looking information contained herein is based on a number of assumptions which could prove to be significantly incorrect. Such assumptions include: assumptions regarding the ability of Corvus to receive, in a timely manner and on satisfactory terms, the necessary court and regulatory approvals; and the ability of the parties to satisfy in a timely manner the conditions to the closing of the Arrangement. Although the Company’s management believes that the assumptions made and the expectations represented by such statements are reasonable, there can be no assurance that forward-looking information herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking information contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: changes in the price of gold and silver; general business, economic, competitive, political, regulatory and social uncertainties; risks relating to increases in operating costs and related inflationary pressures; the risk factors otherwise described in the Circular; and the risks set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended May 31, 2021 and the Quarterly Report on Form 10-Q for the period ended August 31, 2021. Readers are cautioned not to place undue reliance on forward-looking information due to the inherent uncertainty thereof.